THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE PAYOR AN OPINION OF ITS COUNSEL REASONABLY SATISFACTORY TO THE PAYOR, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                  NON-NEGOTIABLE 10% UNSECURED PROMISSORY NOTE

$_________________                                        ________________, 1998



         FOR VALUE RECEIVED, the undersigned Galacticomm Technologies, Inc., a Florida corporation ("Payor"), having its executive office and principal place of business at 4101 S.W. 47th Avenue, Suite 101, Ft. Lauderdale, Florida 33314 promises to pay to _____________________________ ("Holder"), having an address at ______________________________________ , at Holder's address set forth above
(or at such other place as Holder may from time to time hereafter direct by notice in writing to Payor), the principal sum of __________________ Dollars ($______________ ), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: (i) December 31, 1998 or (ii) the effective date of the Payor's initial public offering of its securities registered with the U.S. Securities and Exchange Commission ("IPO").

         1.       INTEREST AND PAYMENT.

                  1.1 The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the "Note Rate") of ten percent (10%) from the date hereof through the earliest to occur of (i) December 31, 1998, or (ii) the IPO effective date (cumulatively referred to herein as the "Maturity Date").

                  1.2 Interest accrued on this Note shall be payable in full, together with the then unpaid principal amount of this Note on the Maturity Date.

                  1.3 All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note. Payments of principal and interest shall be deemed made on the date such payment is deposited or, if mailed, on the date deposited in the mail with proper postage and addressed to the Holder at the address set forth herein or such other address as provided to the Payor in writing by the Holder.

                  1.4 If payment of the outstanding principal amount of the Note, together with accrued unpaid interest thereon at the Note Rate, is not made on the Maturity Dade, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this Note from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Holder in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by Florida law (the "Maximum Rate").

                  1.5 In no event shall Holder be entitled to receive interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the

Maximum Rate. In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by Payor in connection with this Note cause the effective interest rate on this Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by the Holder deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

                  1.6 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Florida, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

         2.       REPLACEMENT OF NOTE.

                  2.1 In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and in substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, the Holder shall furnish to Payor indemnity reasonably satisfactory to Payor. In any such case, and in the case of mutilation, Holder shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

                  2.2 Every Note issued pursuant to the provisions of Section
2.1 hereof in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

         3. PREPAYMENT. At the option of Payor, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the prepayment date. Each partial prepayment of this Note shall first be applied to interest accrued through the prepayment date and then to principal.

         4. COVENANTS OF PAYOR. Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

                  4.1 Payor will not, and will not permit any of its subsidiaries to, sell, transfer or in any other manner alienate or dispose of a material part of its assets; provided, however, that Payor or any of its subsidiaries may effect such a transaction if (i) the transaction is a bona fide transaction in which fair market value is received, (ii) no Event of Default (defined below) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction, and (iii) the payment of this Note is duly provided for from such sale proceeds;

                  4.2 Payor will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Payor as its counsel may advise;

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

                  4.3 Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's President to Holder setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

                  4.4 Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

         5. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs:

                  5.1 The dissolution of Payor or any subsidiary of Payor or any vote in favor thereof by the board of directors and shareholders of Payor or any subsidiary of Payor; or

                  5.2 Payor or any of its subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor or any of its subsidiaries files a petition seeking relief under any provision of the United States Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor or any of its subsidiaries, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

                  5.3 Payor fails to pay the principal of, or interest on, or any other amount payable under this Note when it becomes due and payable, which default continues for a period of five (5) days after the due date; or

                  5.4 Payor or any of its subsidiaries admits in writing its inability to pay its debts as they mature; or

                  5.5 Payor or any of its subsidiaries sells all or substantially all of its assets (other than in compliance with Section 4.1 above) or merges or is consolidated with or into another corporation (other than, in the case of a subsidiary of Payor, a sale of assets to another wholly-owned subsidiary of Payor or the merger or consolidation of such subsidiary with or into another wholly-owned subsidiary of Payor); or

                  5.6 A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor or of any subsidiary of Payor as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Payor or of any subsidiary of Payor; or

                  5.7 A final judgment for the payment of money in excess of $50,000 is entered against Payor or any subsidiary of Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

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

                  5.8 An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness; or

                  5.9 Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 5.3 above) and such default continues uncured for a period of thirty
(30) days; or

                  5.10 Payor defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of Payor or any of its subsidiaries having a face or principal amount in excess of $50,000, or a default occurs in the performance or observance by Payor of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

                  then, upon the occurrence of any such Event of Default and at any time thereafter, the Holder of this Note shall have the right (at the Holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 5.1, 5.2 or 5.4 above, such amounts shall become immediately due and payable without any such declaration by the Holder of this Note.

         6. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more Events of Default shall occur and be continuing, the Holder may proceed to (i) protect and enforce the Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or hereafter existing at law or in equity by statute or otherwise.

         7.       UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

                  7.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

                  7.2 If Holder shall seek to enforce the collection of any amount of principal and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal and accrued unpaid interest on this Note, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

                  7.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single

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

or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  7.4 This Note may not be modified or discharged (other than by payment) except by a writing duly executed by Payor and Holder.

                  7.5 Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property, if any, at any and all times which Holder had or is existing as security for any amount called for hereunder.

                  7.6 Payor shall bear all of its expenses, including attorneys' fees, incurred in connection with the preparation of this Note.

         8. RESTRICTION ON TRANSFER. This Note has been acquired for investment. This Note has not been registered under the securities laws of the United States of America or any state thereof, except as otherwise set forth herein or in the Registration Rights Agreement. Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of Holder reasonably satisfactory to Payor that such registration and qualification are not required.

         9.       MISCELLANEOUS.

                  9.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

                  9.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth herein or at such other address as the intended recipient shall give to the other party hereto pursuant to the provisions of this Note.

                  9.3 This Note and the obligations of Payor and the rights of Holder shall be governed by and construed in accordance with the substantive laws of the State of Florida without giving effect to the choice of laws rules thereof.

                  9.4 Payor and Holder each (i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state courts of Broward or Dade Counties, Florida ("Florida Courts") or in the United States District Court for the Southern District of Florida, (ii) waive any objection which Payor and Holder may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the Florida Courts and the United States District Court for the Southern District of Florida in any such suit, action or proceeding. Payor and Holder further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Florida Courts or in the United States District Court for the Southern District of Florida and agree that service of process upon the Payor and Holder, mailed by certified mail to the Payor's and Holder's address noted herein, will be deemed effective service of process upon Payor and Holder, in any suit, action or proceeding. FURTHER, BOTH PAYOR AND HOLDER HEREBY WAIVE TRIAL BY JURY

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

IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

         10. This Note shall bind Payor and its successors and assigns.

                                       GALACTICOMM TECHNOLOGIES, INC.

________________________               By: _____________________________________
________________________               Name: ___________________________________
________________________               Title: __________________________________

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